As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KNOLL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	13-3873847
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1235 Water Street

East Greenville, Pennsylvania 18041

(215) 679-7991

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Michael A. Pollner, Esq.

Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Knoll, Inc.

1235 Water Street

East Greenville, Pennsylvania 18041

(215) 679-7991

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David M. Lynn

Morrison & Foerster LLP

2100 L Street, NW

Suite 900

Washington, DC 20037

Approximate date of commencement of proposed sale to the public: From time to time, or at one time, after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to distribution or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share.	10,680,358	$16.56	$176,866,728	$19,296

(1)   In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to include an indeterminate number of additional shares of Common Stock, par value $0.01 per share (the “Common Stock”) of Knoll, Inc. (the “Company”) that may, from time to time, be issued or offered upon stock splits, stock dividends, reclassifications, recapitalizations, combinations and other similar transactions with respect to the shares of Common Stock being registered.

(2)   Includes (i) 9,791,045 shares of Common Stock that are issuable upon conversion of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”); and (ii) an estimated 889,313 shares of Common Stock that are issuable upon conversion of the shares of Series A Preferred Stock that could be made as dividend payments.

(3)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high and low price per share of our common stock on February 26, 2021 as reported on the New York Stock Exchange.

PROSPECTUS

10,680,358 Shares

Knoll, Inc.

Common Stock

This prospectus relates to the resale, from time to time, or at one time, of up to 10,680,358 shares of common stock, par value $0.01 per share (the “Common Stock”) of Knoll, Inc., a Delaware corporation (the “Company”), by the selling stockholder named herein (collectively with the respective transferees, pledgees, donees, assignees or successors of such stockholder, the “Selling Stockholder”). The Common Stock offered under this prospectus is issuable pursuant to: (i) the conversion of shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) issued to such Selling Stockholder pursuant to that certain Investment Agreement, dated June 22, 2020, by and between the Company and Furniture Investments S.à r.l.; and (ii) the conversion of shares of Series A Preferred Stock that could be made as dividend payments to the Selling Stockholder. Based upon the initial conversion price of $16.75, approximately 10,680,358 shares of our Common Stock are issuable upon the conversion of the Series A Preferred Stock.

The shares of Common Stock covered by this prospectus may be offered and sold by the Selling Stockholder, from time to time, in one or more offerings, publicly or through private transactions, at fixed prices, prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales. We will bear all costs, expenses and fees in connection with the preparation of this registration of the Common Stock, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts and transfer taxes, if any, attributable to its sale of the Common Stock. For more information, see “Plan of Distribution.”

Our Common Stock is listed on the New York Stock Exchange under the symbol “KNL.” On February 26, 2021, the reported last sale price of our Common Stock was $16.31 per share. As of February 26, 2021, there were 50,806,377 shares of Common Stock issued and outstanding.

Investing in our securities involves risk. Before buying any shares, please read the section entitled “Risk Factors” beginning on page 3 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, pursuant to which the Selling Stockholder named herein may, from time to time or at one time, offer and sell or otherwise dispose of up to 10,680,358 shares of our Common Stock described in this prospectus in one or more offerings. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the cover page of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Common Stock are sold or otherwise disposed of on a later date. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated, and updated prospectuses made available for delivery, to the extent required under the federal securities laws. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

References in this prospectus to “we,” “us,” “our,” or the “Company” refer to Knoll, Inc.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement or amendment to this prospectus. Neither we nor the Selling Stockholder have authorized any dealer, salesperson or other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder will not make an offer of these securities in any jurisdiction where it is unlawful.

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SUMMARY

About Knoll, Inc.

We are a leading global manufacturer of commercial and residential furniture, accessories, lighting and coverings, including textiles, felt and leather. Our constellation of design-driven brands coupled with our perspectives on space planning allow our clients to create inspired modern interiors. Simply stated, we provide the furnishings to bring the beauty and benefits of modern design to the way people live and work. Our businesses represent a diversified portfolio that responds to evolving trends and performs throughout business cycles, sharing reputations for high-quality and sophistication. To the architects and designers we work with, to our clients in the commercial, education, healthcare, hospitality and government sectors and to the many consumers we reach, Knoll represents a commitment to innovative solutions and an unmatched heritage of modern design.

Since our founding over 80 years ago, Knoll has been featured in creative, inspiring workplace and residential settings, won a place in iconic settings and in museums worldwide and earned numerous design honors and awards. Today, we have an unsurpassed collection of classic products to introduce, and reintroduce, as well as groundbreaking new designs. This design legacy continues to flourish today and is represented by our constellation of design-driven brands: Knoll Office®; KnollTextiles®; KnollStudio®; KnollExtra®; Edelman® Leather; Spinneybeck® ǀ Filzfelt®; HOLLY HUNT®; Datesweiser®; Muuto® and Fully®.

Our principal executive offices are located at 1235 Water Street, East Greenville, Pennsylvania 18041 and our telephone number is (215) 679-7991. We were incorporated in 1995 under the laws of the State of Delaware.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

Our Strategy

We seek to drive gains in market share, revenues and profitability by pursuing the following strategic initiatives:

•	Leverage our dealer network to target underpenetrated and emerging ancillary categories and markets;

•	Maximize office segment profitability and growth;

•	Expand our market diversification into residential and decorator channels;

•	Enhance our digital commerce capabilities;

•	Leverage technology to expand our market visibility and improve our efficiency; and

•	Define a positive vision of community engagement and corporate social responsibility based on the power of design to build a better world.

The Offering

We are registering for resale by the Selling Stockholder named herein up to 10,680,358 shares of Common Stock issuable to such Selling Stockholder upon conversion of its Series A Preferred Stock. See “Plan of Distribution.”

Common Stock offered for resale by the Selling Stockholder Common Stock outstanding prior to and after this offering Use of proceeds Trading market and ticker symbol Risk Factors

10,680,358 shares of Common Stock, which are issuable upon conversion of the Series A Preferred Stock.

The number of shares of Common Stock outstanding as of February 26, 2021 was 50,806,377, which will be increased upon the conversion of the Series A Preferred Stock; however, the number of shares of Common Stock outstanding will not be impacted by post-conversion sales by the Selling Stockholder.

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

Our Common Stock is quoted on the New York Stock Exchange under the symbol “KNL.”

Investing in the Common Stock involves risk. Before investing in the Common Stock, please read the section entitled “Risk Factors” beginning on page 3 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

Forward-Looking Statements

This prospectus contains forward-looking statements. Statements and financial discussion and analysis contained in this prospectus that are not historical facts are forward-looking statements. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on our current beliefs as well as assumptions made by us and information currently available to us. Forward-looking statements generally will be accompanied by words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “forecast,” “may,” “could,” “should,” “will,” and other similar expressions. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry, our plans for reduced capital and operating expenditures and enhanced liquidity measures, our integration of acquired businesses, our supply chain and manufacturing footprint optimization plans, our expectations with respect to the impact of the COVID-19 pandemic and changes in the way companies implement "return to work", "work from home" and remote work strategies, and our expectations with respect to the payment of future dividends and leverage. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: the risks described under the heading “Risk Factors” and in the documents the we incorporate by reference into this prospectus; changes in the financial stability of our clients or the overall economic environment, resulting in decreased corporate spending and service sector employment; changes in relationships with clients; the mix of products sold and of clients purchasing our products; the success of new technology initiatives; changes in business strategies and decisions; competition from our competitors; our ability to recruit and retain an experienced management team; changes in raw material prices and availability; restrictions on government spending resulting in fewer sales to the U.S. government, one of our largest customers; our debt restrictions on spending; our ability to protect our patents, copyrights and trademarks; our reliance on furniture dealers to produce sales; lawsuits arising from patents, copyrights and trademark infringements; violations of environmental laws and regulations; potential labor disruptions; adequacy of our insurance policies; the availability of future capital and the cost of borrowing; the overall strength and stability of our dealers, suppliers, and customers; access to necessary capital; our ability to successfully integrate acquired businesses; the success of our design and implementation of a new enterprise resource planning system; and currency rate fluctuations. The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements included in this prospectus and the documents that we incorporate by reference into this prospectus are expressly qualified in their entirety by the foregoing cautionary statements. Except as required under the Federal securities laws and the rules and regulations of the SEC, we undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Risk Factors

Investing in our Common Stock involves a high degree of risk. In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the risks described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as amendments or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement, before making your decision to invest in shares of our Common Stock.

Use Of Proceeds

We will not receive any proceeds from the sale of shares by the Selling Stockholder. The shares of Common Stock offered pursuant to this prospectus will be sold solely for the account of the Selling Stockholder.

SELLING STOCKHOLDER

The Selling Stockholder may offer and sell, from time to time, or at one time, any or all of the Common Stock being offered for resale by this prospectus, which consists of 10,680,358 shares of Common Stock issuable to such Selling Stockholder upon conversion of the Series A Preferred Stock. The term “Selling Stockholder” includes the stockholder listed in the table below and its permitted transferees.

The following table sets forth certain information with respect to the Common Stock held by the Selling Stockholder listed below as of February 26, 2021.

Because the Selling Stockholder may dispose of all, none or some portion of its Common Stock, no estimate can be given as to the number of shares of Common Stock that will be beneficially owned by the Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that, after termination of this offering, none of the shares of Common Stock covered by this prospectus will be beneficially owned by the Selling Stockholder and we have further assumed that the Selling Stockholder will not acquire beneficial ownership of any additional shares of Common Stock during the offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, or at one time, our Common Stock in transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) after the date on which the information in the table is presented.

	Beneficial Ownership Prior to any Offering under this Prospectus				Beneficial Ownership After the Completion of the Offering(s) under this Prospectus(1)
Name	Number of Shares(2)	Percentage of Outstanding Shares (3)	Number of Shares Being Offered		Number of Shares	Percentage of Outstanding Shares (3)
Furniture Investments Acquisitions S.C.S.	10,680,358	17.4%	10,680,358	(2)	0	--%

(1)	Assumes that Furniture Investments Acquisitions S.C.S. (“Furniture Investments”) sells the maximum number of shares registered under this prospectus.

(2)	Includes 9,791,045 shares of Common Stock that are issuable upon conversion of the Company’s Series A Preferred Stock and an estimated 889,313 shares of Common Stock that are issuable upon conversion of the shares of Series A Preferred Stock that could be made as dividend payments.

(3)	The number and percentages of shares beneficially owned are calculated pursuant to Rule 13d-3 under the Exchange Act. Number and percentage calculations assume that all shares that may be acquired by the Selling Stockholder upon conversion of the Series A Preferred Stock are outstanding for the purpose of computing the percentage of Common Stock owned by the Selling Stockholder. The number of shares of Common Stock outstanding for these purposes as of February 26, 2021 was 50,806,377 shares, and the number of shares of Common Stock that may be acquired upon the conversion of the Series A Preferred Stock is 10,680,358 shares.

Relationship of Furniture Investments and Knoll

Furniture Investments is majority owned by Investindustrial VII LP, a limited partnership organized under the laws of England and Wales (“Investindustrial VII”). Furniture Investments is our largest stockholder. Roberto Ardagna is a member of our Board of Directors and was appointed to that position by Furniture Investments pursuant to the provisions of our Certificate of Designations.

On June 22, 2020, we entered into an Investment Agreement (the “Investment Agreement”) with Furniture Investments S.à r.l., pursuant to which we agreed to issue and sell, and Furniture Investments S.à r.l. agreed to buy, 164,000 shares of Series A Preferred Stock. On July 21, 2020, Furniture Investments S.à r.l. assigned its rights under the Investment Agreement to Furniture Investments. Pursuant to the Investment Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated July 21, 2020, with Furniture Investments, pursuant to which we granted certain registration rights. Pursuant to the Registration Rights Agreement, we are registering the resale of the shares of Common Stock that may be obtained by the Selling Stockholder upon conversion of the Series A Preferred Stock. In addition, in certain circumstances, holders of the registration rights will have piggyback registration rights on offerings of Common Stock by the Company, as well as the right to request that the Company initiate an underwritten offering (as defined in the Registration Rights Agreement).

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not complete. This description is based upon, and is qualified by reference to, our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), our Amended and Restated Bylaws (our “Amended and Restated Bylaws”), and our Certificate of Designations of our Series A Preferred Stock (our “Certificate of Designations”), each as amended from time to time, and by the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For the complete terms of the capital stock, please refer to our Certificate of Incorporation, our Amended and Restated Bylaws, and our Certificate of Designations, which are incorporated by reference into the registration statement of which this prospectus is a part.

General

We are a company incorporated under the laws of the State of Delaware and our affairs are governed by our Certificate of Incorporation, our Amended and Restated Bylaws, our Certificate of Designations and the DGCL. Our authorized capital stock currently consists of 200,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share. The outstanding shares of Common Stock and Series A Preferred Stock are fully paid and nonassessable. As of February 26, 2021, there were (i) approximately 50,806,377 shares of Common Stock issued and outstanding, and (ii) 167,284 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Voting Rights. Each outstanding share of our Common Stock is entitled to one vote per share on each matter to be voted on by the holders of our Common Stock. The holders of our Common Stock are not be entitled to cumulative voting of their shares in elections of directors.

Dividends. Subject to prior dividend rights of the holders of any shares of our Preferred Stock, holders of shares of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.

Liquidation, Redemption and Preemptive Rights. In the event of any liquidation, dissolution or winding up of our Company, after the satisfaction in full of the liquidation preferences of holders of any shares of our Preferred Stock, if any, holders of shares of our Common Stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The holders of shares of Common Stock have no redemption, preemptive or similar rights.

Series A Preferred Stock

Dividends and Liquidation Preference. The Series A Preferred Stock ranks senior to the Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000 per share. Holders of the Series A Preferred Stock are entitled to a cumulative dividend at the rate of 4.5% per annum, payable quarterly in arrears, as set forth in the Certificate of Designations. We may elect, in our sole discretion, to pay dividends in cash or as a dividend in-kind (additional shares of Series A Preferred Stock having value equal to the amount of accrued dividends) until June 30, 2022, after which we must pay the dividends in cash.

If and to the extent the Company intends to pay any Participating Dividend (as defined in the Certificate of Designations), then any such Participating Dividend shall be payable to the holders of shares of Common Stock and Series A Preferred Stock on a pari passu, pro rata basis (treating each holder of shares of Series A Preferred Stock as being the holder of the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock would be converted as of the Record Date (as defined in the Certificate of Designations) for payment of such Participating Dividend, and shall be payable in the amount specified in the Certificate of Designations. The Record Date for payment of any Participating Dividend to holders of Series A Preferred Stock will be the same date as the Record Date for payment of the dividend or distribution to holders of Common Stock, whether or not such date is a Business Day (as defined in the Certificate of Designations). The payment date of any dividend or distribution to holders of Series A Preferred Stock will be the same date on which payment of such dividend or distribution is made to holders of Common Stock.

Voting Rights. Holders of Series A Preferred Stock are entitled to vote as a single class with the holders of the Common Stock on an as-converted basis. Holders of Series A Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock and increases or decreases in the number of authorized shares or issuances of shares of Series A Preferred Stock.

Conversion Rights. The Series A Preferred Stock is convertible at the option of the holders thereof at any time into shares of Common Stock at an initial Conversion Price (as defined in the Certificate of Designations) of $16.75 per share of Series A Preferred Stock, subject to certain anti-dilution adjustments. At any time after July 21, 2022, if the volume weighted average price of shares of our Common Stock exceeds $29.3125 per share (as may be adjusted pursuant to the Certificate of Designations) for at least 20 trading days in any period of 30 consecutive trading days, the Company may elect to convert all or a portion of the Series A Preferred Stock into shares of Common Stock in accordance with the Certificate of Designations.

Redemption. At any time on or after July 21, 2026, the Company may redeem, in whole or, from time to time, in part, the shares of Series A Preferred Stock by paying the Redemption Price (as defined in the Certificate of Designations). Customary notice and redemption procedure provisions apply.

Special Rights Upon a Change of Control. In connection with any Change of Control (as defined in the Certificate of Designations) involving the Company, the holders of the Series A Preferred Stock may either (i) convert their shares of Series A Preferred Stock into Common Stock at the then-current Conversion Price or (ii) cause the Company to redeem their shares of Series A Preferred Stock. Additionally, upon certain Change of Control events involving the Company, the Company may elect to redeem the Series A Preferred Stock. If the holders of the Series A Preferred Stock elect to have their shares of Series A Preferred Stock redeemed, or if the Company elects to redeem the Series A Preferred Stock, in each case, in connection with a Change of Control, the company will pay the Change of Control Price.

Anti-Takeover Provisions

Certain provisions of the DGCL, as well as our Certificate of Incorporation and our Amended and Restated Bylaws, could have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law that prohibits a Delaware corporation, the voting stock of which is listed on a national securities exchange or is held of record by more than 2,000 stockholders, from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the “business combination,” or the transaction in which the stockholder became an “interested stockholder” is approved by the board of directors prior to the date the “interested stockholder” attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding, voting stock owned by the interested stockholder, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	on or subsequent to the date a person became an “interested stockholder,” the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the “interested stockholder.”

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, including pre-approval by our board of directors, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior to the determination of the “interested stockholder” status, owned, 15% or more of the corporation’s outstanding voting stock. Our sale of the Series A Preferred Stock to Furniture Investments S.à.r.l, which is majority-owned by Investindustrial VII, was pre-approved by our board of directors under Section 203.

Provisions of Our Certificate of Incorporation and Amended and Restated Bylaws

Authorized but Unissued Capital Stock. Subject to the listing requirements of the New York Stock Exchange, we may issue authorized but unissued shares of our capital stock without stockholder approval. We may issue additional shares for a variety of corporate purposes, including, but not limited to, future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices. In addition, the issuance of additional Preferred Stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting the payment of dividends on our Common Stock;

•	diluting the voting power of our Common Stock;

•	reducing the amount of assets remaining for payment to holders of shares of our Common Stock in the event of a liquidation of our assets; or

•	preventing a change in control without further action by the stockholders.

Classified Board; Removal of Directors; Vacancies. Our Certificate of Incorporation and Amended and Restated Bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving a three year term or until their respective successors have been duly elected and qualified. Our Certificate of Incorporation and Amended and Restated Bylaws also provide that our directors may be removed from office only for cause and only by a vote of at least a majority of the outstanding stock entitled to vote in the election of directors. “Cause” is defined as (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to us. Further, any vacancy in our board of directors, however resulting, and any newly created directorship resulting from an increase in the size of our board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. This system of electing and removing directors or filling a vacancy on the board of directors generally makes it more difficult for stockholders to replace a majority of the board of directors, and it may discourage a third party from making a tender offer or otherwise attempting to gain control of us.

No Cumulative Voting. The Delaware General Corporation Law provides that the certificate of incorporation may provide that stockholders may cumulate their votes in the election of directors. Our Certificate of Incorporation does not expressly permit cumulative voting by stockholders, which may make it more difficult to elect directors.

Calling of Special Meetings of Stockholders. Pursuant to our Amended and Restated Bylaws, special meetings of stockholders may be called only by our board of directors or its chairman, our chief executive officer or president, or by the chairman, chief executive officer or president at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote, which may have the effect of discouraging unsolicited takeover attempts requiring stockholder approval.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring any other business before our annual meeting of stockholders must provide us with timely notice of their proposals in writing. To be timely, subject to certain exceptions, we must receive the stockholder’s notice not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders.  Our amended and restated bylaws also set forth advance notice procedures related to the nomination of candidates for election as directors at our special meetings of stockholders. In addition, our Amended and Restated Bylaws specify requirements as to the contents of the stockholder’s notice. These provisions may discourage a stockholder from bringing matters before an annual meeting of stockholders or nominating directors for election at an annual or special meeting of stockholders.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “KNL.”

Our Transfer Agent

Computershare, N.A is transfer agent and registrar for our Common Stock and the Series A Preferred Stock.

PLAN OF DISTRIBUTION

We are registering 10,680,358 shares of our Common Stock to permit the resale of such shares by the Selling Stockholder named herein from time to time, or at one time, after the date of this prospectus. The Selling Stockholder may, from time to time, or at one time, sell, transfer or otherwise dispose of any or all of its Common Stock on the New York Stock Exchange or any other stock exchange, market or trading facility on which such Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of its shares of Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution (including the over-the-counter market) and/or a secondary distribution;

•	privately negotiated transactions;

•	underwritten transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of shares of Common Stock at a stipulated price per share;

•	through distributions to employees, members, limited partners or stockholders of the Selling Stockholder;

•	a combination of any such methods of sale;

•	“at the market” or through market makers or into an existing market for the shares; and

•	any other method permitted pursuant to applicable law.

In addition, the Selling Stockholder may, from time to time, sell shares of Common Stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions or profit they earn on any resale of the shares of Common Stock may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. We have agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock it holds and, if the Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell their shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholder also may transfer its shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for the purposes of this prospectus.

In connection with sale of shares of Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of Common Stock in the course of hedging the position they assume. The Selling Stockholder may also sell its shares of Common Stock short and deliver shares of Common Stock to close out short positions, or loan or pledge such shares of Common Stock to broker-dealers that in turn may sell the shares of Common Stock. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the Selling Stockholder will receive from the sale of shares of Common Stock, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

The aggregate proceeds to the Selling Stockholder from the sale of shares of Common Stock offered by the Selling Stockholder will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any proceeds from any offering by the Selling Stockholder.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares of Common Stock in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We are required to pay all fees and expenses incident to the registration of the Common Stock covered by this prospectus, including with regard to compliance with state securities or blue sky laws. Otherwise, any broker or similar commissions and any legal fees or other costs of the Selling Stockholder incurred in connection with the sale of the Common Stock offered hereby will be paid by the Selling Stockholder.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries in the ordinary course of business.

There can be no assurances that the Selling Stockholder will sell any or all of the shares of Common Stock offered under this prospectus.

VALIDITY OF SECURITIES

The validity of our Common Stock offered by this prospectus from time to time will be passed upon for us by Morrison & Foerster LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the securities being offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us or the Selling Stockholder and the shares of Common Stock offered in this prospectus, you should refer to the registration statement and its exhibits.

Our annual reports on Form 10-K, along with all other reports and amendments filed with or furnished to the SEC are publicly available free of charge on the investor relations section of our website as soon as reasonably practicable after we file such materials with, or furnish them to, the SEC. Our website is located at http://www.knoll.com. The information on our website is not part of this or any other report we file with, or furnish to, the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Incorporation by Reference

We are incorporating by reference in this prospectus (and the registration statement to which this prospectus is a part) the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference our documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and before the effective date of the registration statement or after the date of such initial registration statement until all of the securities offered under this prospectus are sold:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on February 5, 2021 and February 19, 2021;

•	Our Definitive Proxy Statement filed with the SEC on March 31, 2020, and Definitive Additional Materials filed with the SEC on April 14, 2020, both filed in connection with our annual meeting of stockholders held on May 5, 2020; and

•	The description of our Common Stock contained in our registration statement on Form 8-A, filed on December 3, 2004, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

We will provide a copy of these filings at no cost, upon your request by writing or telephoning us at the following address:

Knoll, Inc.

1235 Water Street

East Greenville, PA 18041

(215) 679-7991

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the Selling Stockholder have authorized anyone else to provide you with different information. The Selling Stockholder is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate (except in the case of the registration fee) of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the common stock being registered. All costs and expenses set forth below shall be borne by us.

Item	Amount to be Paid
SEC registration fee	$19,296
Legal fees and expenses*	$20,000
Miscellaneous*	$10,000
Total	$49,296

*Estimated and subject to future contingencies.

Item 15. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that we will, and the laws of the State of Delaware permit us to, under certain situations, indemnify any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any of these persons is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of us. Reference is made to Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation.

We maintain an insurance policy providing for indemnification of our officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. In addition, our employment agreements and indemnification agreements with Mr. Cogan provide that, if during and after the term of such officer’s employment the executive is made a party or compelled to participate in any action by reason of the fact that he is or was a director or officer of us, the executive will be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law or authorized by our amended and restated certificate of incorporation or bylaws or resolutions of our board of directors.

We have also entered into indemnification agreements with our directors and certain of our officers. The indemnification agreements require us to indemnify, defend and hold harmless the indemnitees to the fullest extent permitted or required by the laws of the State of Delaware. The indemnification agreements also provide that the indemnitee shall have the right to advancement from us, prior to the final disposition of any indemnifiable claim, of any and all actual and reasonable expenses relating to any indemnifiable claim paid or incurred by the indemnitee. For the duration of an indemnitee’s service as our director and/or officer and for a reasonable period of time thereafter, which period may be determined by us in our sole discretion, we must use commercially reasonable efforts to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for our directors and/or officers that is substantially comparable in scope and amount to that provided by our current policies of directors’ and officers’ liability insurance, subject to certain limitations.

Item 16. Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act:

(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)  That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual reports of Knoll, Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the Registrant pursuant to the provision described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on the 1st day of March, 2021.

Knoll, Inc.

By:	/s/ Andrew B. Cogan
Andrew B. Cogan
Chairman and Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Andrew B. Cogan and Charles W. Rayfield, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew B. Cogan	Chairman and Chief Executive Officer	March 1, 2021
Andrew B. Cogan	(Principal Executive Officer)

/s/ Charles W. Rayfield
Charles W. Rayfield	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 1, 2021
/s/ Roberto Ardagna
Roberto Ardagna	Director	March 1, 2021

/s/ Daniel Dienst
Daniel Dienst	Director	March 1, 2021

/s/ Stephen F. Fisher
Stephen F. Fisher	Director	March 1, 2021

/s/ Jeffrey A. Harris
Jeffrey A. Harris	Director	March 1, 2021

/s/ Jeffrey A. Henderson
Jeffrey A. Henderson	Director	March 1, 2021

Signature	Title	Date

/s/ Ronald Kass
Ronald Kass	Director	March 1, 2021

/s/ Christopher G. Kennedy
Christopher G. Kennedy	Director	March 1, 2021

/s/ John F. Maypole
John F. Maypole	Director	March 1, 2021

/s/ Sarah E. Nash
Sarah E. Nash	Director	March 1, 2021

/s/ Stephanie Stahl
Stephanie Stahl	Director	March 1, 2021

EXHIBIT INDEX

Exhibit Number	Description
3.1(a)	Amended and Restated Certificate of Incorporation of Knoll, Inc.
3.2(b)	Amended and Restated By-Laws of Knoll, Inc.
4.1(a)	Form of Stock Certificate.
4.2(c)	Certificate of Designations of Knoll, Inc. with respect to Series A Convertible Preferred Stock, dated July 20, 2020, filed with the Secretary of State of the State of Delaware and effective July 20, 2020.
4.3(c)	Registration Rights Agreement, dated July 21, 2020, by and between Knoll, Inc. and Furniture Investments Acquisitions S.C.S.
4.4(d)	Investment Agreement, dated June 22, 2020, between Knoll, Inc. and Furniture Investments S.À R.L.
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Morrison & Foerster LLP (included in opinion referenced in 5.1 above).
24.1	Power of Attorney (included on signature page hereto).

(a)	Incorporated by reference to Knoll, Inc.’s Registration Statement on Form S-1 (File No. 333-118901), which was declared effective by the Commission on December 13, 2004.
(b)	Incorporated by reference to Knoll, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2015.
(c)	Incorporated by reference to Knoll, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2020.
(d)	Incorporated by reference to Knoll, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2020.